NEWS RELEASE ENSCO INTERNATIONAL INCORPORATED
500 N. Akard • Suite 4300 • Dallas, Texas 75201-3331 Tel: (214) 397-3000 • Fax: (214) 397-3370 • Web Site: www.enscous.com

ENSCO Board Approves Planned CEO Succession and Quarterly Cash Dividend

Dallas, Texas, November 7, 2006 ... ENSCO International Incorporated (NYSE: ESV) announced today that the Company’s Board of Directors formally approved the previously announced succession plan for the Chief Executive Officer of ENSCO, appointing Daniel W. Rabun, currently President and a member of the ENSCO Board of Directors, to succeed Carl F. Thorne as Chief Executive Officer effective January 1, 2007.  Mr. Thorne will thereafter continue to serve as non-executive Chairman of the Board.

The Board of Directors also declared a regular quarterly cash dividend of $0.025 per share of ENSCO common stock.  The cash dividend will be paid on December 15, 2006, to stockholders of record on December 1, 2006.

ENSCO, headquartered in Dallas, Texas, owns and operates a modern fleet of offshore drilling rigs servicing the petroleum industry on a global basis.

ENSCO Contact:

Richard LeBlanc

(214) 397-3011